Exhibit 10.3

Exclusive education consulting and service agreement

This exclusive educational consultation and service agreement (hereinafter referred to as this “Agreement”) is signed by and between the following parties on March 1, 2019.

Party A: Wenzhou golden sun Education Development Co., Ltd

Legal representative: Weng Xueyuan

Address:

Contact person: Weng Xueyuan

Tel:

Party B: Wenzhou City Ouhai District art school

Legal representative:Weng Xueyuan

Address:

Contact person: Cai Miaomiao

Tel:

Note: Party A and Party B are referred to as “both parties”.

Whereas:

1. Party A is a wholly foreign-owned enterprise established in the people’s Republic of China (hereinafter referred to as “China”), with the ability and resources of educational consultation and service.

2. Party B is a private institution established and effectively existing in accordance with Chinese laws, and carries out compulsory education and art training according to law.

3. Party A agrees to provide educational consultation and related services to Party B, and Party B agrees to accept the educational consultation and service provided by Party A in accordance with the conditions specified in this agreement.

Therefore, the two parties have reached the following agreement through consultation:

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Article 1 educational consultation and services, exclusive and exclusive rights and interests

1.1 during the term of this agreement, Party A agrees to provide Party B with relevant educational consultation and services as Party B’s educational consultation and service provider in accordance with the conditions of this Agreement (see Annex 1 for details).

1.2 Party B agrees to accept the educational consultation and service provided by Party A. Party B further agrees that, except with the prior written consent of Party A, Party B shall not accept any educational consultation and service provided by any third party in respect of the above business during the term of this agreement.

1.3 Party A shall have exclusive and exclusive rights and interests in all rights, ownership, rights and interests and intellectual property rights (including but not limited to copyright, patent, technical secrets, trade secrets and others) arising from the performance of this agreement, whether developed by Party A or Party B based on Party A’s intellectual property rights.

Article 2 Calculation and payment of educational consultation and service fee (hereinafter referred to as “consulting service fee”)

2.1 both parties agree that the consulting service fee under this Agreement shall be determined and paid in accordance with the method listed in Annex 2. The consulting service fee shall be paid according to [year] or another period agreed by both parties (“settlement period”).

2.2 in addition to the above consulting service fee, Party B agrees to compensate Party A for all expenses related to the performance of this agreement, including but not limited to travel expenses, expert fees, printing fees and postal expenses.

2.3 in addition to the above consulting service fee, Party B agrees to return to Party A the expenses incurred for Party B in connection with the performance of this agreement or the expenses including taxes and customs duties paid for the provision of services, except for its income tax;

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2.4 Party B shall, within 3 working days after each settlement period, submit the consulting service fee report (service fee report) under this agreement to Party A, and transfer the above consulting service fee into the bank account designated by Party A in RMB within 2 working days after the service fee report is submitted by bank transfer. If Party B fails to pay the consulting service fee and other fees due under this Agreement on time, Party B shall pay the overdue fine to Party A at the annual interest rate (compound interest) of 12% from the date of delay.

2.5 Party B shall keep a separate account for the consulting services under this agreement. Party A has the right to dispatch its staff or employ Chinese or international accountants at its own expense to access and audit the accounting books related to the consulting services of Party B in any settlement period. Party B shall provide any and all documents, account books, records, materials and information as deemed necessary by Party A’s employees or Party A’s accountants, as well as all convenience and support. The audit report submitted by Party A’s employees shall be final and conclusive, unless Party B raises objection within seven days after receiving the report. Any audit report submitted by the accountant is final and conclusive. Party A has the right to issue a payment notice to Party B at any time after the audit report is issued according to the consulting service fee confirmed by the audit report. Party B shall pay according to Article 2.4 within seven days after receiving the payment notice.

2.6 any expenses paid by Party B to Party A under this Agreement shall have been deducted from taxes, bank charges or any other fees and expenses.

2.7 the consulting service fee shall be paid to the following bank accounts of Party A,

Account Name: Wenzhou golden sun Education Development Co., Ltd;

Bank of deposit:

Account number:

Article 3 representation and warranty

3.1 Party A hereby represents and warrants as follows:

3.1.1 Party A has signed and performed this agreement within its company’s rights and business scope, has taken necessary corporate actions and appropriate authorization, and obtained the consent and approval of the third party and the competent government departments (if necessary), which does not violate the restrictions of the laws and contracts binding or affecting Party A.

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3.1.2 once this agreement is signed, it shall constitute a legal, valid and binding obligation on Party A and be enforceable against Party A in accordance with the terms of this agreement.

3.2 Party B hereby represents and warrants as follows:

3.2.1 Party B is a private institution legally established and validly existing in accordance with the laws of China, and has the right to legally carry out business within its business scope.

3.2.2 Party B’s signing and performance of this agreement has taken the necessary appropriate authorization and obtained the consent and approval of the third party and the competent government departments (if necessary), which does not violate the restrictions of the laws and contracts binding or affecting it.

3.2.3 once this agreement is signed, it shall constitute the legal, valid and binding obligation of Party B, and shall be enforceable against Party B in accordance with the terms of this agreement.

Article 4 confidentiality

4.1 Party B agrees to take all reasonable measures to keep confidential the confidential information and information (hereinafter referred to as “confidential information”) known or contacted by Party A as a result of receiving Party A’s exclusive educational consultation and service. Party B shall not disclose, give or transfer such confidential information to any third party without the prior written consent of Party A. once this agreement is terminated, Party B shall keep the confidential information confidential Any documents, materials or software of confidential information shall be returned to Party A or destroyed by itself according to Party A’s requirements, and any confidential information shall be completely deleted from any relevant memory device, and shall not continue to use or permit any third party to use such confidential information in any way.

4.2 both parties agree that this clause shall remain in force regardless of whether this agreement is modified, terminated or terminated.

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Article 5 liability for breach of contract

Party B shall compensate Party A for any loss, damage, obligation and expense arising from or arising from the content of consultation and service required by Party B and caused by any lawsuit, claim or other request against Party A, and shall protect Party A from damages.

Article 6 force majeure

6.1 “force majeure event” refers to any event beyond the reasonable control of one party and unavoidable under the reasonable attention of the affected party, including but not limited to government action, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the lack of credit, capital or financing shall not be deemed as a matter beyond the reasonable control of one party. The party seeking exemption from the performance of obligations under this agreement due to force majeure shall inform the other party of such exemption as soon as possible and inform it of the steps to be taken to complete the performance of its obligations under this agreement.

6.2 When the performance of this agreement is delayed or hindered by force majeure as defined above, the party affected by the force majeure shall not bear any liability under this agreement to the extent of the delay or hindrance. The party affected by the force majeure shall take appropriate measures to reduce or eliminate the effect of force majeure, and shall strive to recover the delay caused by force majeure Once the force majeure event is eliminated, both parties agree to use their best efforts to resume the performance under this agreement.

Article 7 notice

The notice issued by both parties in order to perform the rights and obligations under this Agreement shall be made in writing. If it is delivered by hand, the actual delivery shall prevail, and when the e-mail or fax is delivered, the time of sending shall prevail. If the date of service is not a business day or after business hours, the next consecutive business day on that day shall be the date of service. Place of service means the addresses of the parties on the first page of this agreement or such other designated address as may be notified in writing from time to time. Writing includes fax and email.

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Article 8 Application of law and dispute resolution

8.1 this Agreement shall be governed by and interpreted in accordance with the laws of the people’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region for the purpose of this contract).

8.2 any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party has the right to submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration is Beijing, and the arbitration language is Chinese. The arbitration award shall be final and binding on both parties. The arbitration fee (including but not limited to the reasonable attorney’s fees of the winning party) shall be borne by the losing party, unless otherwise awarded by the arbitration tribunal on the sharing of the arbitration fee.

8.3 during the arbitration period, both parties shall continue to perform their obligations under this Agreement except for the subject matter of arbitration.

Article 9 effectiveness and modification of the agreement

9.1 this Agreement shall be valid for 10 years and shall be signed by the authorized representatives of both parties on the date indicated at the beginning of the document and shall take effect from the date of signing.

9.2 this Agreement may be terminated earlier in accordance with this agreement or the relevant agreement signed by both parties.

9.3 this agreement can be extended only after Party A’s written confirmation before the expiration of this agreement. The extension period shall be determined by both parties through consultation and a written confirmation shall be signed.

9.4 Party B shall not assign any of its rights and obligations under this agreement to any third party without prior written consent.

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9.5 both parties shall amend and supplement this agreement by written agreement. The Amendment Agreement and supplementary agreement signed by both parties are an integral part of this Agreement and have the same legal effect as this agreement.

Article 10 termination

10.1 this Agreement shall terminate on the expiration date unless renewed in accordance with the relevant provisions of this agreement.

10.2 during the term of this agreement, Party B shall not terminate this agreement in advance unless Party A has gross negligence, fraud, other illegal acts or bankruptcy. Despite the above agreement, Party A has the right to terminate this agreement at any time by giving 30 days’ written notice to Party B.

10.3 after the termination of this agreement, the rights and obligations of both parties under Article 4 and Article 5 shall continue to be valid.

Article 11 severability of agreement

If any provision of this agreement is invalid, illegal or unenforceable due to inconsistency with relevant laws, such provision shall be invalid, illegal or unenforceable only within the jurisdiction of relevant laws. The validity, legality or enforceability of the other provisions of this Agreement shall not be affected or impaired in any way.

Article 12 others

This agreement is written in Chinese, and the official text is in duplicate, with each party holding one copy.

In witness whereof, the parties have caused this agreement to be executed by their authorized representatives on the date first above written.

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[there is no text on this page, which is the signature page of exclusive education consultation and service agreement with contract No. ]

Party A: Wenzhou golden sun Education Development Co., Ltd. (seal)

Legal representative or authorized representative (signature):

/s/ Wenzhou golden sun Education Development Co., Ltd.

Party B: Wenzhou City Ouhai District art school (seal)

Legal representative or authorized representative (signature):

/s/ Wenzhou City Ouhai District art school

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Annex 1

List of educational consultation and services

Serial number	Service Items	Project details
1	Consulting service of school management practice guidance	Administrative management, teacher team management, moral education management, teaching management, financial management, logistics management, parent school management.

2	Team building training service	New teacher induction training, administrative personnel management training, backbone teacher promotion training, school-based training

3	Human resource services	On the job training of logistics personnel and life instructors and the service of security system

4	Teaching staff assessment system construction services	The final assessment of academic year, process performance evaluation and teaching objective evaluation

5	Promotion and rating guidance service	Construction, evaluation and guidance of modern schools, characteristic schools, characteristic projects and demonstration schools

6	Consultation service of art characteristic education system	Music, art, calligraphy, folk music, dance and other guidance services

7	Financial management guidance service	Financial revenue and expenditure and information system

8	parenting classes	Family committee work, parents’ school, family education difficult consultation service

9	Diagnosis service of school development process	Problems, causes and Countermeasures in the process of development

10	Tracking diagnosis of students’ academic achievements	Individual diagnosis, class diagnosis, grade discipline diagnosis and other consulting and guiding research services

11	Management and research service of teaching and research	Project approval, application and process tracking, research and application of achievements and other services

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Annex 2

How to calculate and pay for educational consultation and services

1. Consulting service fee = R-C

Where, R refers to the total income of Party B within a certain settlement period;

C represents all costs of Party B in the same period, including:

(1) Employee compensation;

(2) R & D expenses (including but not limited to development tools and license fees);

(3) Rent and property fee;

(4) Travel expenses and other capital expenditures (including but not limited to testing, maintenance, etc.).

The value of C shall be consistent with the same or similar expenditure value of Party B in the past, and shall refer to the same or similar expenditure value in the market (“such value”), and shall not deviate from such value in an unreasonable range. When Party A thinks that there is unreasonable deviation between the value of C and such value, Party A has the right to check Party B’s C.

2. Party B shall pay the consulting service fee of the previous year (or other time agreed by both parties) to the account designated by Party A before March 1 of each year (or other time agreed by both parties).

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